CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Exhibit 23


[Letterhead of LBB & Associates, Ltd., LLP]

June 26, 2007

Securities Exchange Commission
Washington, D.C. 20549

Gentlemen:/Madams:

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of our report dated April 6, 2007 appearing in the Annual Report on Form 10-KSB of Advanced ID Corporation for the year ended December 31, 2006 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/LBB & Associates, Ltd., LLP
-------------------------------
LBB & Associates, Ltd., LLP
Houston, Texas
June 26, 2007




	See accompanying summary of accounting policies and notes to financial statements.